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                                                                    EXHIBIT 99.1

(GAYLORD ENTERTAINMENT LOGO)                             INFORMATION FOR RELEASE

             GAYLORD ENTERTAINMENT TO HOST SECURITY ANALYST MEETING
                                FEBRUARY 20, 2002

NASHVILLE, Tenn. (February 20, 2002) - Gaylord Entertainment Company (NYSE: GET) will host a security analyst meeting on Wednesday, February 20, 2002 in Kissimmee, Florida. The slide show to be presented at the meeting will be filed with the United States Securities and Exchange Commission on Form 8-K on February 20, 2002, and will be available at the SEC's website (www.sec.gov) or at the "Investor Relations" section of the Gaylord Entertainment website located at www.gaylordentertainment.com.

Gaylord Entertainment, a leading hospitality and entertainment company based in Nashville, Tennessee, owns and operates Gaylord Hotels branded properties, including the Gaylord Opryland Resort and Convention Center in Nashville, Tennessee, and the Gaylord Palms Resort and Convention Center in Kissimmee, Florida. Its entertainment brands include the Grand Ole Opry, Acuff-Rose Music Publishing, the Ryman Auditorium, the General Jackson showboat and WSM Radio. Gaylord Entertainment's stock is traded on the New York Stock Exchange under the symbol GET. For more information about the company visit www.gaylordentertainment.com.

                                      ###

CONTACT:                   Investor Relations Contacts:

                           DAVID KLOEPPEL, (615) 316-6101
                           DKLOEPPEL@GAYLORDENTERTAINMENT.COM
                           OR
                           SLOANE & CO.
                           ELLIOT SLOANE, (212) 446-1860
                           ESLOANE@SLOANEPR.COM

                           Media Contacts:

                           BETH TALLENT, (615) 316-6302
                           BTALLENT@GAYLORDENTERTAINMENT.COM
                           OR
                           SLOANE & CO.
                           DAN O'CONNOR, (212) 446-1865
                           DOCONNOR@SLOANEPR.COM